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                                                                EXHIBIT 10.3.1.b
                                                                ----------------

                     AMENDED AND RESTATED SECURITY AGREEMENT
                     ---------------------------------------


         AMENDED AND RESTATED SECURITY AGREEMENT, dated as of March 26, 1999, by and among TELXON CORPORATION, a Delaware corporation (the "BORROWER"), and THE BANK OF NEW YORK ("BNY"), as Agent for the Lenders from time-to-time party to the Credit Agreement (as herein defined), the Issuer and the Swing Line Lender (as the same may be amended, amended and restated, supplemented or otherwise modified from time to time, this "AGREEMENT").

                                    RECITALS
                                    --------

         I. The Borrower, the Lenders from time-to-time party to the Credit Agreement, the Issuer, the Swing Line Lender and the Agent, on behalf of the Lenders, the Issuer and the Swing Line Lender entered into that certain Credit Agreement dated as of March 8, 1996, as amended by that certain Amendment No. 1 to the Credit Agreement dated as of August 6, 1996, Amendment No. 2 to the Credit Agreement dated as of December 16, 1996 and Amendment No. 3 to the Credit Agreement dated as of December 12, 1997 (as further amended, amended and restated, modified or supplemented from time to time, the "CREDIT AGREEMENT").

         II. The Borrower, the Agent, the Lenders, the Issuer and the Swing Line Lender have heretofore entered into a Waiver and Agreement, dated as of December 29, 1998 (the "ORIGINAL WAIVER") and a Waiver Extension and Agreement, dated as of February 12, 1999 (the "ORIGINAL WAIVER EXTENSION"), with respect to certain matters relating to the compliance by the Borrower with certain provisions of the Agreement.

         III. The Borrower has requested that the Agent, the Issuer, the Swing Line Lender and the Lenders agree to a further waiver of compliance by the Borrower with certain provisions of the Credit Agreement, including an extension of the waiver granted in the Original Waiver as extended by the Original Waiver Extension and to amend certain other provisions of the Credit Agreement.

         IV. Contemporaneously with the execution and delivery of this Agreement, the Agent, the Lenders, the Issuer, the Swing Line Lender and the Borrower are entering into that certain Second Waiver Extension Agreement and Amendment No. 4 to the Credit Agreement dated as of the date hereof (the "SECOND WAIVER").

         V. It is a condition precedent to the effectiveness of the Second Waiver and the making Loans and the issuance of Letters of Credit under the Credit Agreement that the Borrower shall have granted to the Agent, on behalf of the Lenders, the Issuer and the Swing Line Lender, the security interests and liens upon the Borrower's assets and property contemplated by this Agreement.

         NOW, THEREFORE, in consideration of the recitals, the covenants and conditions set forth herein and in the Second Waiver, and for other good and


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valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower hereby agrees with the Agent as follows:

     1. Defined Terms
        -------------

         (a) Capitalized terms used herein which are not otherwise defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

         (b) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto as follows:

         "COLLATERAL": as defined in Section 2.

         "EVENT OF DEFAULT": as defined in Section 9 hereof.

         "FINANCING STATEMENTS": UCC financing statements.

         "NYUCC" or "CODE": the UCC as in effect in the State of New York on the date hereof.

         "OFFICE LOCATION": as defined in Section 4(a) hereof.

         "SECURED OBLIGATIONS": as defined in Section 3 hereof.

         "SECURED PARTIES": the Lenders, the Agent, the Issuer and the Swing Line Lender.

         "UCC": with respect to any jurisdiction, Articles 1, 8 and 9 of the Uniform Commercial Code as from time to time in effect in such jurisdiction.

         (c) When used in this Agreement, the following capitalized terms shall have the respective meanings ascribed thereto in the NYUCC: "PROCEEDS" and "SECURITY INTEREST".

     2. GRANT OF SECURITY INTEREST
        --------------------------

                  To secure the prompt and complete payment, observance and performance of the Secured Obligations, the Borrower grants to the Agent, for its benefit and the ratable benefit of the Issuer, the Swing Line Lender and the Lenders, a perfected Security Interest in and to all of the Borrower's right, title and interest in and to the following (collectively, the "COLLATERAL"):

         (a) all present and future accounts, accounts receivable and other rights of the Borrower to payment for goods sold or leased or for services rendered, whether now existing or

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hereafter arising and wherever arising, and whether or not they have been earned by performance (collectively, the "ACCOUNTS");

         (b) all goods and merchandise now owned or hereafter acquired by the Borrower (wherever located, whether in the possession of the Borrower or of a bailee or other person for sale, storage, transit, processing, use or otherwise consisting of whole goods, components, supplies, materials, returned or repossessed goods or goods consigned by the Borrower to a third party) which are held for sale or lease or to be furnished (or have been furnished) under any contract of service or which are raw materials, work-in-process, finished goods or materials used or consumed in the business of the Borrower or processed by or on behalf of the Borrower, but expressly excluding inventory consigned to the Borrower by third parties (collectively, the "INVENTORY");

         (c) all machinery, all manufacturing, distribution, selling, data processing and office equipment, all furniture, furnishings, appliances, fixtures (other than Fixtures as hereinafter defined) and trade fixtures, tools, tooling, molds, dies, vessels, aircraft and all other goods of every type and description (other than Inventory) which are used or bought for use primarily in business, in each instance whether now owned or hereafter acquired by the Borrower and wherever located (collectively, the "EQUIPMENT");

         (d) all contracts and contract rights of the Borrower, including, without limitation, all customer and supplier contracts, firm sale orders, rights under license and franchise agreements; all interest rate swap, cap or other interest rate protection arrangements, as the same may from time to time be amended, amended and restated, supplemented or otherwise modified (except any such contracts, whether oral or written, (x) between the Borrower and any of its officers, directors and employees, and (y) which individually are either in amounts less than $50,000 in value or otherwise not material to the business operations of the Borrower), as to which (i) the Borrower is to receive moneys due and/or to become due to it thereunder or in connection therewith, (ii) the Borrower is entitled to damages arising out of, or for, breach or default in respect thereof or (iii) the Borrower is entitled to perform and to exercise all remedies thereunder, but excluding any contract, agreement or license which prohibits the assignment or encumbrance by the Borrower of such contract, agreement or license (or of its rights thereunder), except to the extent that such prohibition would be ineffective pursuant to Section 9-318(4) of the Uniform Commercial Code of the State of New York (the "CODE") as from time to time in effect (collectively, the "CONTRACTS");

         (e) all rights, interests, choses in action, causes of action, claims and all other intangible property of the Borrower of every kind and nature (other than Accounts, as defined herein), in each instance whether now owned or hereafter acquired by the Borrower, including, without limitation, all general intangibles; all corporate and other business records; all loans, royalties, and other obligations receivable; all inventions, designs, patents, computer programs, software, source codes, object codes, printouts and other computer materials, goodwill, registrations, copyrights, trademarks, trade names, service marks, trade secrets, licenses, franchises, customer lists, credit files, correspondence, and advertising materials; all interests in partnerships and joint ventures; all tax refunds and tax refund claims; all right, title and interest under leases, subleases, licenses and concessions

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and other agreements relating to real or personal property; all payments due or made to the Borrower in connection with any requisition, confiscation, condemnation, seizure or forfeiture of any property by any Governmental Authority or other Person; all deposit accounts (general or special) with any bank or other financial institution; all credits with and other claims against carriers and shippers; all rights to indemnification; all reversionary interests in pension and profit sharing plans and all reversionary, beneficial and residual interests in trusts or in which the Borrower otherwise has an interest; all proceeds of insurance of which the Borrower is beneficiary; and all letters of credit, guaranties, Liens, security interests and other security held by or granted to the Borrower; and all other intangible property, whether or not similar to the foregoing; in each instance, however and wherever arising, but excluding any contract, agreement or license which prohibits the assignment or encumbrance by the Borrower of such contract, agreement or license (or of its rights thereunder), except to the extent that such prohibition would be ineffective pursuant to Section 9-318(4) of the Code as from time to time in effect (collectively, the "GENERAL INTANGIBLES");

         (f) all goods which have become so related to particular real estate that an interest in them arises under real estate law (the "FIXTURES");

         (g) all property or interests in property now or hereafter acquired by the Borrower which may be owned or hereafter may come into the possession, custody or control of the Agent or any of the other Secured Parties or any agent or Affiliate of the Agent or any of the other Secured Parties in any way or for any purpose (whether for safekeeping, deposit, custody, pledge, transmission, collection or otherwise), and all rights and interests of the Borrower, whether now existing or hereafter arising and however and wherever arising, in respect of any and all (i) notes, drafts, letters of credit, stocks, bonds, and debt and equity securities, whether or not certificated, and warrants, options, puts and calls and other rights to acquire or otherwise relating to the same (but excluding any of the above such items which the Borrower is prohibited from assigning or otherwise encumbering as well as any portion of equity interests in foreign entities whose pledge would cause the Borrower to incur a material charge); (ii) money; (iii) proceeds of loans, including, without limitation, Loans made under the Credit Agreement; and (iv) insurance proceeds and books and records relating to any of the property covered by this Agreement; together, in each instance, with all accessions and additions thereto, substitutions therefor, and replacements, proceeds and products thereof;

         (h) all books, records, ledger cards, computer tapes and diskettes and other property at any time evidencing or relating to the Accounts, Inventory, Equipment, Contracts, General Intangibles, Fixtures or any other Collateral;

         (i) all other personal property of the Borrower, whether tangible or intangible, and whether now owned or hereafter acquired; and

         (j) all proceeds and products of any of the foregoing, in any form, including, without limitation, any claims against third parties for loss or damage to or destruction of any or all of the foregoing.

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         3. SECURITY FOR SECURED OBLIGATIONS. This Agreement and the Collateral
secure the prompt and complete payment and performance when due of all Obligations of the Borrower, now or hereafter existing, under, or arising out of or in connection with the Credit Agreement, the Notes, the Letters of Credit, and the other Loan Documents, and any other document made, delivered or given in connection therewith or herewith, in each case, whether for principal, interest, fees, expenses or otherwise, including (without limitation) all obligations of the Borrower now or hereafter existing under or in respect of this Agreement, including, but not limited to, (a) the due and punctual payment of principal of and interest on the Loans, the Notes and the reimbursement of all amounts drawn under Letters of Credit (including, without limitation, all interest accruing or payable at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and interest accruing or payable at the then applicable rate provided in the Credit Agreement or other applicable agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower), and (b) the due and punctual payment of the fees, indemnities, costs, expenses and all other present and future, fixed or contingent, direct or indirect, monetary obligations, including, without limitation, any of the Secured Parties' reasonable attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses that are required to be paid by the Borrower to or on behalf of the Lenders, the Issuer and the Swing Line Lender and the Agent under this Agreement or under the Loan Documents (as the same may be amended, amended and restated, modified or supplemented from time to time) (all such obligations of the Borrower being herein called the "SECURED OBLIGATIONS").

     4. REPRESENTATIONS AND WARRANTIES.
        -------------------------------

         The Borrower hereby represents and warrants to the Agent as follows:

         (a) LOCATIONS OF INVENTORY AND EQUIPMENT; CHIEF EXECUTIVE; LOCATIONS OF ACCOUNT; TRADE NAMES. (i) As of the date hereof, (A) the Borrower's place of business or, if the Borrower has more than one place of business, its chief executive office, is, and has been continuously for the immediately preceding 5 month period, located (the "Office Location") at (x) the address set forth for notices to the Borrower contained in the Credit Agreement, or (y) such other location in respect of which (1) the Borrower shall have provided the Agent with at least 30 days' prior written notice thereof, and (2) UCC financing statements (or amendments thereto), in form and substance reasonably satisfactory to the Agent, shall have been filed within two months after such change, (B) the Borrower has not changed its legal name during the last 6 years, (C) all of the Inventory and/or Equipment is located at the places specified in Schedule 1 hereto, (D) the chief places of business and chief executive offices of the Borrower and the offices where the Borrower keeps its records concerning any Accounts and all originals of all chattel paper which evidence any Account are located at the places specified in Schedule 2 hereto and (E) all trade names under which the Borrower has sold Inventory during the last 2 years, and will sell Inventory in the future, are listed on Schedule 4 hereto.

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         (b) NO CONSENT. Except for the filings referred to in Section 4(c)
below, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority is required for the grant by the Borrower of the security interests granted hereby or for the execution, delivery or performance of this Agreement by the Borrower.

         (c) PERFECTED FIRST PRIOTITY LIENS. Except with respect to any money not held by a Secured Party and any Accounts owing from Governmental Authorities in which a security interest cannot be perfected under the Code and to the extent perfection can be accomplished by the filing of Financing Statements, upon the filing in the proper locations of appropriate financing statements under the UCC and the filing of notices of lien or other documents, the Liens granted pursuant to this Agreement (i) constitute perfected Liens on the Collateral in favor of the Agent, for its benefit and the benefit of the other Secured Parties, which are prior to all other Liens on the Collateral (except for any Liens permitted by Section 8.2 of the Credit Agreement and Liens which may be entitled to priority by operation of law) created or allowed by the Borrower and in existence on the date hereof and (ii) are enforceable as prior perfected Liens against all creditors of and purchasers from the Borrower (other than purchasers of Inventory sold in the ordinary course of the Borrower's business) and against any owner or purchaser of the real property where any of the Inventory or Equipment is located and any present or future creditor of the Borrower, or such owner or purchaser, obtaining a Lien on the Collateral.

         (d) ACCOUNTS. Any amount which is at any time represented by the Borrower to the Lenders, the Issuer or the Swing Line Lenders as owing by each account debtor in respect of any Account constituting part of the Collateral will at such time be the correct amount actually owing by such account debtor thereunder. All records concerning any Account constituting Collateral are located at the Office Location and no such Account (other than with respect to one or more Accounts which are over 90 days past due and which, in the aggregate, are not in excess of $500,000), is evidenced by a promissory note or other instrument.

         (e) EQUIPMENT AND INVENTORY. The Borrower has exclusive possession and control of all Equipment and Inventory constituting the Collateral, all of which is and has been continuously for the last 5 month period, located at (i) one or more of the places listed on Schedule 1 hereto, or (ii) such other places located within the United States in respect of which (A) the Borrower shall have provided the Agent with at least 10 days' prior written notice, and (B) UCC financing statements (or amendments thereto), in form and substance satisfactory to the Agent, shall have been filed within two months after such change.

         (f) CONTRACTS. No consent of any party (other than the Borrower) to any Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement. To the best of the Borrower's knowledge after due inquiry, each Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally, and by general equitable principles (whether enforcement is sought by proceedings in equity or at law). No consent or

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authorization of, filing with or other act by or in respect of any Governmental
Authority or, to the best of the Borrower's knowledge after due inquiry, any other party to such Contract is required in connection with the execution, delivery, performance, validity or enforceability of any of the Contracts by the Borrower, other than those which have been duly obtained, made or performed, are in full force and effect and do not subject the scope of any such Contract to any material adverse limitation, either specific or general in nature. Neither the Borrower nor (to the best of the Borrower's knowledge after due inquiry) any other party to any Contract is in default or is likely to become in default in the performance or observance of any of the terms thereof. The Borrower has performed in all material respects all its obligations to date under each Contract. The right, title and interest of the Borrower in, to and under each Contract are not, to the best of the Borrower's knowledge after due inquiry, subject to any defense, offset, counterclaim or claim which would materially adversely affect the value of all such Contracts as Collateral taken as a whole, nor have any of the foregoing been asserted or alleged against the Borrower as to any Contract.

         (g) BANK ACCOUNTS. Schedule 3 sets forth the location of each cash concentration account and all significant operating accounts and demand deposit accounts used for paying and receiving purposes in the ordinary course of the Borrower's business.

         (h) SURVIVIAL REPRESENTATIONS AND WARRANTIES. All of the representations and warranties made in this Section 4 shall survive the execution and delivery hereof, the making of Loans, the issuance of Letters of Credit, and the expiration or termination of the Revolving Commitments regardless of any investigation made by or on behalf of any Secured Party and shall be deemed to be repeated and confirmed on the date of the making of each Loan or the issuance of each Letter of Credit and each time any additional Collateral becomes subject to pledge hereunder.

     5. COVENANTS
        ---------

         The Borrower hereby covenants with the Agent as follows:

         (a)  Generally.
              ----------

         (i) The Borrower shall maintain its place of business, or if it has more than one place of business, its chief executive office, at the Office Location.

          (ii) It shall, at its own expense, promptly after each request by the Agent, (A) cause to be provided to the Agent, UCC, federal tax, judgment and other lien search reports with respect to each applicable public office where Liens are or may be filed disclosing that there are no Liens of record in such official's office covering any Collateral or showing the Borrower as debtor thereunder (other than Liens permitted by Section 8.2 of the Credit Agreement), and (B) promptly execute and deliver all certificates, documents, instruments (other than instruments which represent Accounts which are over 90 days past due and which, in the aggregate, are not in excess of $500,000), financing and continuation statements and amendments thereto, notices and other agreements.

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         (b) COMPLIANCE WITH REQUIREMENTS OF LAW. The Borrower will comply in all material respects with all laws applicable to the Collateral or any part thereof or to the operation of the Borrower's business except where the necessity of compliance therewith is contested in good faith by appropriate proceedings; provided, that the Borrower must comply with any applicable law if the failure to do so would adversely affect the Secured Parties' rights in the Collateral or the priority of their Liens on the Collateral.

         (c) FINANCING STATEMENTS, ETC. The Borrower agrees that from time to time, at the expense of the Borrower, it will promptly execute and deliver all further instruments and documents, and take all further action that the Agent may reasonably request, in order to perfect and protect any security interest granted or purported to be granted hereby or to enable the Agent to exercise and enforce any of its rights and remedies hereunder with respect to any Collateral. Without limiting the generality of the foregoing, the Borrower will execute and file such financing or continuation statements, or amendments thereto, and such other instruments or notices as the Agent may reasonably request, in order to perfect and preserve the security interests granted or purported to be granted hereby. A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction. The Borrower will not change its name (or any name under which it does business), identity or corporate structure to such an extent that any financing statement filed by the Agent in connection with this Agreement would become seriously misleading and will not move any of the Collateral to a location which would cause the Agent's Lien thereon to be adversely affected unless all necessary filings have been timely made to avoid such result. The Borrower hereby authorizes the Agent to file one or more financing or continuation statements and amendments thereto, relative to all or any part of the Collateral without signature of the Borrower where permitted by law.

         (d) INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any instrument or chattel paper, such instrument or chattel paper shall be immediately delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Agreement.

         (e) MAINTENANCE OF RECORDS; IDENTIFICATION OF COLLATERAL. The Borrower will keep and maintain, at its own cost and expense, complete records with respect to the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts. The Borrower will furnish to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

         (f) ACCESS TO BOOKS AND RECORDS; RIGHT OF INSPECTION. The Secured Parties shall at all times upon reasonable prior notice have full and free access during normal business hours to all the books, correspondence and records of the Borrower, and the Secured Parties and their representatives may examine the same, take extracts therefrom and make photocopies thereof, and the Borrower agrees to render to the Secured Parties at the Borrower's cost and expense, such

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clerical and other assistance as may be reasonably requested with regard thereto. The Secured Parties and their representatives shall at all times upon reasonable prior notice also have the right to enter into and upon any premises during normal business hours and without causing undue disruption of the Borrower's business operations where any of the Equipment or the Inventory or any other Collateral is located for the purpose of inspecting the same, observing its use or otherwise protecting their interests therein.

         (g) PAYMENT OF OBLIGATIONS. Except as set forth in the Credit Agreement, the Borrower will pay promptly when due all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of its income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the Borrower is permitted not to do so pursuant to the Credit Agreement.

        (h) NOTICES. The Borrower will advise the Agent promptly, in reasonable detail, at the Agent's address set forth in the Credit Agreement, (i) of any Lien (other than Liens created hereby or Liens permitted by Section 8.2 of the Credit Agreement) on, or claim asserted against, any of the Collateral and (ii) of the occurrence of any other event which could reasonably be expected to have an adverse effect on the value of any material portion of the Collateral or on the Liens created hereunder.

         (i) AS TO EQUIPMENT AND INVENTORY.

                  (i) LOCATIONS. The Borrower shall keep the Equipment and Inventory (other than Inventory which has been sold in the ordinary course of business) at the places specified therefor in Schedule 1 hereto or, upon 30 days' prior written notice to the Agent, at other places in jurisdictions where all action required by Section 5(c) shall have been taken to assure the continuation of the perfection of the security interest of the Agent (for its benefit and the benefit of the other Secured Parties) with respect to the Equipment and Inventory.

                  (ii) MAINTENANCE. The Borrower shall maintain or cause to be maintained in good repair, working order and condition, excepting ordinary wear and tear and damage due to casualty, all of the Equipment and, to the extent such Equipment is not obsolete, make or cause to be made all appropriate repairs, renewals and replacements thereof consistent with the past practice of the Borrower, as quickly as practicable after the occurrence of any loss or damage thereto. The Borrower shall promptly furnish to the Agent a statement respecting any material loss or damage to any of the Equipment or Inventory constituting the Collateral with an aggregate fair market value exceeding $500,000 as a result of a single occurrence except to the extent that such loss or damage shall be insured pursuant to policies required to be maintained pursuant to the Credit Agreement.

                  (iii) RECORDS, PHYSICAL COUNT AND OTHER INVENTORY COVENANTS. With respect to the Inventory: (A) the Borrower shall at all times maintain records with respect

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         to Inventory reasonably satisfactory to the Agent, keeping correct and accurate records itemizing and describing the kind, type, quality and quantity of Inventory, the Borrower's cost therefor and daily withdrawals therefrom and additions thereto; (B) the Borrower shall conduct a physical count of the Inventory as often as and in the manner as the Borrower's auditors deem necessary in the performance of the Borrower's annual audit, but at any time or times as the Agent may request on or after an Event of Default occurs and is continuing, and promptly following each such physical inventory shall supply the Agent with a report in the form and with such specificity as may be reasonably satisfactory to the Agent concerning such physical count;
         (C) the Borrower shall not remove any Inventory from the locations set forth or permitted herein, without the prior written consent of the Agent, except for sales of Inventory and returns of Inventory to vendors, in each case in the ordinary course of the Borrower's business and except to move Inventory directly from one location set forth or permitted herein to another such location; (D) the Borrower shall produce, use, store and maintain the Inventory, with all reasonable care and caution and in accordance with applicable standards of any insurance and in conformity with all applicable law (including, but not limited to, the requirements of the Federal Fair Labor Standards Act of 1938, as amended, and all rules, regulations and orders related thereto); (E) the Borrower shall retain all of its responsibility and liability arising from or relating to the production, use, sale or other disposition of the Inventory; (F) the Borrower shall not sell Inventory to any customer on approval, or any other basis which entitles the customer to return or may obligate the Borrower to repurchase such Inventory (other than in the ordinary course of business consistent with past practices and policies of the Borrower or then current market practice); and (G) the Borrower shall keep the Inventory in good and marketable condition.

             (j) AS TO ACCOUNTS AND CONTRACTS.

                  (i) LOCATIONS. The Borrower shall keep its chief place of business and chief executive office and the office where it keeps its records concerning the Accounts, and the offices where it keeps all originals of all chattel paper which evidence Accounts, at the location therefor specified in Section 4(a) or, upon 30 days' prior written notice to the Agent, at such other locations in a jurisdiction where all actions required by Section 5(c) shall have been taken with respect to the Accounts.

                  (ii) AMENDMENTS; DILIGENCE AS TO RIGHTS; NOTICES. The Borrower will not (A) amend, modify, terminate or waive any provision of any Contract or any agreement giving rise to a material Account in any manner which could reasonably be expected to materially affect adversely the value of such Contract or material Account as Collateral,
         (B) fail to exercise promptly and diligently each and every material substantive right which it may have under each Contract or material Account (other than any right of termination except in the exercise of its reasonable business judgment) or (C) fail to deliver to the Agent a copy of each substantive demand, notice or document received by it relating in any way to any Contract or material Account.

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                  (iii) COLLECTIONS. Except as otherwise provided in this
         subsection (iii), the Borrower shall continue to collect in accordance with its customary practice, at its own expense, all amounts due or to become due to the Borrower under the Accounts and, prior to the occurrence of an Event of Default, the Borrower shall have the right to adjust, settle or compromise the amount or payment of any Account, or to release wholly or partly any account debtor or obligor thereon, or to allow any credit or discount thereon, all in accordance with its customary practices. Other than in the ordinary course of business, the Borrower will not grant any extension of the time of payment of any of the Accounts, compromise or settle the same for less than the full amount thereof, release, wholly or partially, any Person liable for the payment thereof, or allow any credit or discount whatsoever thereon. In connection with such collections, the Borrower may, upon the occurrence and during the continuation of an Event of Default, take (and at the direction of the Agent shall take) such action as the Borrower or the Agent may reasonably deem necessary or advisable to enforce collection of the Accounts; PROVIDED, that following the occurrence and during the continuation of an Event of Default, (x) upon the request of the Agent, the Borrower shall notify account debtors on the Accounts and the parties to the Contracts or (y) upon written notice by the Agent to the Borrower of its intention so to do, the Agent shall have the right to notify the account debtors or obligors under any such Accounts or Contracts, in each case, that the Accounts and Contracts have been assigned to the Agent and to direct such account debtors or obligors to make payment of all amounts due or to become due to the Borrower thereunder directly to the Agent and, upon such notification and at the expense of the Borrower, to enforce collection of any such Accounts or Contracts, to take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for payment of moneys due under any Account or Contract, to file any claim or take any other action or proceeding in any court of law or equity otherwise deemed appropriate by the Agent for the purpose of collecting any such money and to adjust, settle or compromise the amount or payment thereof, in the same manner and to the same extent as the Borrower might have done. After receipt by the Borrower of the notice referred to in the PROVISO to the preceding sentence, (1) all amounts and proceeds (including instruments) received by the Borrower in respect of the Accounts or Contracts shall be received in trust for the benefit of the Agent (for its benefit and the benefit of the other Secured Parties) hereunder, shall be segregated from other funds of the Borrower and shall be forthwith paid over to the Agent in the same form as so received (with any necessary endorsement) to be held as cash collateral and either (A) released to the Borrower if such Event of Default shall have been cured or waived or (B) if such Event of Default shall be continuing, paid to the Agent and applied to the Secured Obligations and (2) the Borrower shall not adjust, settle or compromise the amount or payment of any Account or under any Contract, or release wholly or partly any account debtor or obligor thereon, or allow any credit or discount thereon.

                  (iv) LIABILITY OF BORROWER. Anything herein to the contrary notwithstanding, the Borrower shall remain liable under each of the Accounts and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account and in accordance with and pursuant to the terms and provisions of each such Contract. None of the Secured Parties shall have any obligation or liability under any Account (or any agreement giving rise thereto) or under any Contract by reason of or arising out of this Agreement or the receipt by such Secured Party of any payment relating to such Account or Contract pursuant hereto, nor shall any Secured Party be obligated in any manner to perform any of the obligations of the Borrower under or pursuant to any Account (or any agreement giving rise thereto) or under or pursuant to any Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto) or under any Contract, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

                  (v) COMPLIANCE WITH TERMS OF CONTRACTS, ETC. The Borrower will perform and comply in all material respects with all its obligations under the Contracts and all its other contractual obligations relating to the Collateral.

              (k) INSURANCE. The Borrower shall, at its own expense, maintain insurance with respect to the Inventory, Equipment, Vehicles and any other customarily insured Collateral in such amounts, against such risks, in such form and with such insurers as provided for in the Credit Agreement. Upon the occurrence and during the continuance of any Event of Default, all insurance payments in respect of such Inventory and Equipment shall be held, paid to the Agent.

         6. DISPOSITIONS OF COLLATERAL; LIENS; OTHER AGREEMENTS.
            ---------------------------------------------------

               (a) DISPOSITION OF COLLATERAL. The Borrower shall not sell, transfer, lease, assign (by operation of law or otherwise) or otherwise dispose of any of the Collateral, except for dispositions otherwise permitted by the Credit Agreement.

               (b) LIENS. The Borrower shall not create, incur or suffer to exist, will defend the Collateral against and will take such other action as is necessary to remove, any Lien, or other claim upon or with respect to any of the Collateral to secure any obligation of any Person or entity, except for the security interest created by this Agreement and as otherwise permitted by the Credit Agreement, and will defend the right, title and interest of the Agent and the other Secured Parties in and to any of the Collateral against the claims and demands of all Persons whomsoever.

               (c) OTHER AGREEMENTS. The Grantor is not and will not become a party to or otherwise be bound by any agreement, other than this Agreement and the other Loan Documents, which restricts in any manner the rights of any present or future holder of any of the Collateral.

         7. AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT. The Borrower hereby irrevocably appoints the Agent and any officer or agent thereof with full power of substitution, the Borrower's attorney-in-fact (which appointment shall be irrevocable until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit, the repayment of all Loans, and the expiration or termination of the Revolving Commitments and deemed coupled with an interest), with full authority in the place and stead of the Borrower and in the name of the Borrower or otherwise, from time to time in the Agent's discretion, upon and during the occurrence and continuation of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or advisable to accomplish the purposes of this Agreement, including, without limitation:

                  (i) to obtain and adjust insurance required to be paid to the Agent pursuant to Section 5(l);

                  (ii) to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys, claims and other amounts due and to become due under or in respect of any of the Collateral and to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

                  (iii) to receive, endorse, and collect any checks, drafts, notes, acceptances or other instruments, any invoices, freight or express bills, bills of lading, storage, warehouse receipts, assignments, verifications, notices or other documents and chattel paper, in connection with clause (i) or (ii) above;

                  (iv) to file any claims or take any action or institute or defend any suit, action or proceeding at law or in equity which the Agent may deem necessary or desirable for the collection of any of the Collateral or otherwise to enforce the rights of the Agent with respect to any of the Collateral;

                  (v) to direct any party liable for any payment in respect of or arising out of any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Agent or as the Agent shall direct;

                  (vi) to settle, compromise or adjust any suit, action or proceeding described in clause (v) above and, in connection therewith, to give such discharges or releases as the Agent may deem appropriate;

                  (vii) to set off or cause to be set off amounts in any account maintained with any Secured Party or otherwise enforce rights against any of the Collateral in the possession of any Secured Party;

                  (viii) to pay or discharge Taxes and Liens levied or placed on or threatened against the Collateral (except where the Borrower is not required to discharge such tax or Lien pursuant to the provisions of this Agreement or the Credit Agreement), to effect any repairs or any insurance called for by the terms of this Agreement or the Credit Agreement, to adjust the same and to pay all or any part of the premiums therefor and the costs thereof; and

                  (ix) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Agent were the absolute owner thereof for all purposes, and to do, at the Agent's option and the Borrower's expense, at any time, or from time to time, all acts and things which the Agent deems necessary to protect, preserve or realize upon the Collateral and the Agent's Liens thereon and to effect the intent of this Agreement, all as fully and effectively as the Borrower might do.

         The Borrower hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

         8. OTHER POWERS; AGENT MAY PERFORM.

         (a) The Borrower also authorizes the Agent at any time and from time to time to execute, in connection with any sale pursuant to Section 11 hereof, any endorsements, assignments or other instruments of conveyance or any transfer with respect to any Collateral.

         (b) If the Borrower fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement, and the expenses of the Agent incurred in connection therewith shall be payable by the Borrower under Section 12. If the Borrower fails to perform or comply with any of its agreements contained herein and the Agent, as provided for by the terms of this Agreement, the Credit Agreement or any other Loan Document, shall itself perform or comply, or otherwise cause performance or compliance, with such agreement, the reasonable expenses of the Agent incurred in connection with such performance or compliance, together with interest thereon at a rate per annum 2% above the Alternate Base Rate at the time of such failure to perform or comply, shall be payable by the Grantor to the Agent on demand and shall constitute Secured Obligations secured hereby.

         (c) PROCEEDS. Upon demand by the Agent, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Grantor in trust for the Agent and the other Secured Parties and segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required). All cash or other Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 12) in whole or in part against, all or any part of the Secured Obligations. Any surplus of such cash or other Proceeds held by the Agent and remaining after payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of

Credit and the expiration or termination of the Revolving Commitments shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

         (d) ADDITIONAL INVENTORY REMEDIES. Until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit and the expiration or termination of the Revolving Commitments, at any time when an Event of Default has occurred and is continuing: (i) the Borrower will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent, warehouse receipts, documents of title and such other documentation as the Agent may reasonably request; (ii) if any Inventory is in the possession or control of any of the Borrower's agents, contractors or processors or any other third party, the Borrower will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent's and the Borrower's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on the Borrower's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the Inventory, the Borrower, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at the Borrower's premises at which it is located.

     9. EVENTS OF DEFAULT

         Each of the following shall constitute an "EVENT OF DEFAULT":

         (a) If the Borrower shall fail to observe or perform any term, covenant or agreement contained in this Agreement;

         (b) The occurrence and continuance of an Event of Default under, and as such term is defined in, the Credit Agreement;

     10. LIMITATION OF DUTY ON THE PART OF AGENT OR OTHER SECURED PARTIES;
RELEASE

         (a) DUTIES. The powers conferred on the Agent hereunder are solely to protect its interest and the interests of the other Secured Parties in the Collateral and shall not impose any duty upon it or them to exercise any such powers. Except for the safe custody of any Collateral in the possession of any of them and the accounting for moneys actually received by any of them hereunder, neither the Agent nor any of the other Secured Parties shall have any duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral, whether or not the Agent has or is deemed to have knowledge of such matters. Neither the Agent, nor any of the other Secured Parties, nor any of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates shall be liable for failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of the Borrower or otherwise.

                  (b) RELEASE. The Borrower releases the Agent and the other Secured Parties and each of their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates, from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them in any way relating to or arising out of or with respect to this Agreement, the Collateral, and/or any actions taken or omitted to be taken by the Agent or any of the other Secured Parties with respect thereto (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction), and the Borrower hereby agrees to hold the Secured Parties and their respective directors, officers, employees, attorneys, agents, advisors, attorneys-in-fact, experts and Affiliates harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceedings or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise which may be imposed on, incurred by or asserted against any of them (except to the extent that any of the foregoing arises solely from the gross negligence or willful misconduct of the party which would be so released as determined by a final order or judgment of a court of competent jurisdiction).

                  (c) SURVIVAL OF AGREEMENTS. The agreements of the Borrower contained in this Section shall survive the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all of the Letters of Credit, the expiration or termination of the Revolving Commitments, the repayment of all Loans and the termination of the security interests granted hereby.

     11. REMEDIES.

     If any Event of Default shall have occurred and be continuing, then:

                  (a) GENERAL. The Agent, on behalf of the Secured Parties may exercise, in addition to all other rights and remedies granted to it in this Agreement, the Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the Uniform Commercial Code, as then in effect in the jurisdiction in which such rights are exercised. Without limiting the generality of the foregoing, the Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon the Borrower or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of any of the Secured Parties or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but none of the Secured Parties shall incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. To the extent permitted by applicable law, in no event shall the obligations of the Borrower to any of the Secured Parties be credited with any part of the proceeds of sale of any Collateral until cash payment thereof has actually been received by the Agent. The Agent shall not be obligated to make any such sale pursuant to any notice thereof, but may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. Any of the Secured Parties shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, and each Secured Party shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at such sale, to use and apply any of the Secured Obligations owed to such Person (or, in the case of the Agent, any or all of the Secured Obligations owed to the Secured Parties) as a credit on account of the purchase price payable by such Person at such sale. Each purchaser at any such sale shall acquire the property sold absolutely free from any claim or right on the part of the Borrower, and the Borrower hereby waives (to the full extent permitted by law) all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Borrower further agrees, at the Agent's request, to assemble the Collateral and make it available to the Agent at places which the Agent shall reasonably select, whether at the Borrower's premises or elsewhere. The Agent shall, at such time or times as it determines, apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Secured Parties hereunder, including, without limitation, reasonable attorneys' or other agents' fees and disbursements, to the payment in whole or in part of the Secured Obligations, and, only after the payment by the Agent of any other amounts required by any provision of law to be paid to third parties, including, without limitation,
Section 9-504(1)(c) of the Code, need the Agent account for the surplus, if any, to the Borrower. To the extent permitted by applicable law, the Borrower waives all claims, damages and demands it may acquire against any of the Secured Parties arising out of the exercise by any of them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition;

PROVIDED, that no demand, advertisement or notice, all of which are hereby expressly waived, shall be required in connection with any sale or other disposition of any part of the Collateral which threatens to decline speedily in value or which is of a type customarily sold on a recognized market. The Borrower shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to satisfy the Secured Obligations in full and the fees and disbursements of any attorneys or other agents employed by any of the Secured Parties to collect such deficiency.

                  (b) SUITS. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the security interests granted hereby and sell the Collateral, or any portion thereof, under one or more judgments or decrees of a court or courts of competent jurisdiction.

                  (c) PROCEEDS. Upon demand by the Agent, all Proceeds received by the Borrower consisting of cash, checks and other near-cash items shall be held by the Borrower in trust for the Agent and the other Secured Parties and segregated from other funds of the Borrower, and shall, forthwith upon receipt by the Borrower, be turned over to the Agent in the exact form received by the Borrower (duly indorsed by the Borrower to the Agent, if required). All cash or other Proceeds received by the Agent in respect of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Agent, be held by the Agent as Collateral for, and then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 12) in whole or in part against, all or any part of the Secured Obligations. Any surplus of such cash or other Proceeds held by the Agent and remaining after payment in full in cash and the performance of all of the Secured Obligations, shall be paid over to the Borrower or to whomsoever may be lawfully entitled to receive such surplus.

                  (d) ADDITIONAL INVENTORY REMEDIES. Until the payment in full in cash and the performance of all of the Secured Obligations, at any time when an Event of Default has occurred and is continuing: (i) the Borrower will perform any and all reasonable actions requested by the Agent to enforce the Agent's security interest in the Inventory and all of the Agent's rights hereunder, such as leasing warehouses to the Agent or its designee, placing and maintaining signs, appointing custodians, transferring Inventory to warehouses, and delivering to the Agent, warehouse receipts, documents of title and such other documentation as the Agent may reasonably request; (ii) if any Inventory is in the possession or control of any of the Borrower's agents, contractors or processors or any other third party, the Borrower will notify the Agent thereof and will notify such agents, contractors or processors or third party of the Agent's security interest therein and, upon request, instruct them to hold all such Inventory for the Agent's and the Borrower's account, as their interests may appear, and subject to the Agent's instructions; (iii) the Agent shall have the right to hold all Inventory subject to the security interest granted hereunder; and (iv) the Agent shall have the right to take possession of the Inventory or any part thereof and to maintain such possession on the Borrower's premises or to remove any or all of the Inventory to such other place or places as the Agent desires in its sole discretion. If the Agent exercises its right to take possession of the

Inventory, the Borrower, upon the Agent's demand, will assemble the Inventory and make it available to the Agent at the Borrower's premises at which it is located.

         12. INDEMNITY AND EXPENSES. Without duplicating any amounts payable under Sections 10.7, 11.5 and 11.10 of the Credit Agreement:

                  (a) The Borrower agrees on demand, to pay, and to save, indemnify and keep the Secured Parties and their respective directors, officers, employees, attorney, agents, advisors, attorneys-in-fact, experts and Affiliates (each, an "INDEMNIFIED PARTY") harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses (i) with respect to, or resulting from, any delay by the Borrower in paying, any and all excise, sales or other Taxes which may be payable or determined to be payable with respect to any of the Collateral, (ii) with respect to, or resulting from, any delay by the Borrower in complying with any Requirement of Law applicable to any of the Collateral or (iii) in connection with any of the transactions contemplated by this Agreement, including the fees and disbursements of counsel and of any other experts, which any of the Secured Parties or their respective directors, officers, employees, attorneys, consultants, experts or agents may incur in connection with (w) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of any Liens granted hereunder, (x) the collection, sale or other disposition of any of the Collateral, (y) the exercise by the Agent of any of the rights conferred upon it hereunder or (z) any Default or Event of Default, but excluding any such penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses incurred by reason of the gross negligence or willful misconduct of the Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction.

                  (b) In any suit, proceeding or action brought by any Indemnified Party under any Account or Contract for any sum owing thereunder, or to enforce any provisions of any Account or Contract, the Borrower agrees to pay, and will save, indemnify and keep such Indemnified Party harmless from and against any and all penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses suffered by reason of any defense, set-off, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Borrower of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Borrower or any of its Subsidiaries, but excluding any such penalties, fines, expenses, losses, settlements, costs, claims, causes of action, debts, dues, sums of money, accounts, accountings, reckonings, acts, omissions, demands, liabilities, obligations, damages, actions, judgments, suits, proceeding or disbursements of any kind or nature whatsoever, known or unknown, contingent or otherwise, including, without limitation, attorneys' and consultants' fees, investigation and laboratory fees, response costs, court costs and litigation expenses incurred by reason of the gross negligence or willful misconduct of the Indemnified Party as determined by a final order or judgment of a court of competent jurisdiction.

                  (c) Any amount due hereunder which is not paid on demand shall bear interest at a rate equal to the sum of 2% PLUS the Alternate Base Rate in effect at such time.

                  (d) The agreements of the Borrower contained in this Section shall survive the payment in full in cash and the performance of all of the Secured Obligations. All of the Borrower's obligations to indemnify each Secured Party and its directors, officers, employees, attorneys, consultants, experts and agents hereunder shall (without duplication) be in addition to, and shall not limit in any way, the Borrower's indemnification obligations contained in the Credit Agreement.

         13. NOTICES. All notices and other communications provided for or otherwise required hereunder or in connection herewith shall be given in the manner and to the addresses set forth in Section 11.2 of the Credit Agreement.

         14. RELATIONSHIP TO CREDIT AGREEMENT This Agreement is the Security Agreement under, and as such term is defined in, the Credit Agreement, and is subject to, and should be construed in accordance with, the provisions thereof.

         15. SECURITY INTEREST ABSOLUTE. All rights of the Agent and security interests hereunder, and all obligations of the Borrower hereunder, shall be absolute and unconditional, irrespective of any circumstance which might constitute a defense available to, or a discharge of, any guarantor or other obligor in respect of the Secured Obligations.

         16. CONTINUING SECURITY INTEREST. This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full in cash and the performance of all of the Secured Obligations, the expiration or cancellation of all Letters of Credit and the termination of the Revolving Commitments, (ii) be binding upon the Borrower, its successors and assigns and (iii) inure, together with the rights and remedies of the Agent hereunder, to the benefit of the Agent and each of the other Secured Parties and their respective successors, transferees and assigns. Upon the payment in full in cash and the performance of the Secured Obligations, and the expiration or termination of the Revolving Commitments, the security interest granted hereby shall terminate and all rights to the Collateral shall revert to the Borrower subject to any existing Liens, security interests or encumbrances on such Collateral. Upon any such termination,

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

the Agent will, at the Borrower's expense, execute and deliver to the Borrower such documents as the Borrower shall reasonably request to evidence such termination.

         17. SEVERABILITY. If any provision of this Agreement is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law,
(i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the other Secured Parties in order to carry out the intentions of the parties hereto as nearly as may be possible; and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

         18. NO WAIVER; CUMULATIVE REMEDIES. None of the Secured Parties shall by any act (except by a written instrument executed and delivered in accordance with Section 19 hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which such Secured Party would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised alternatively, successively or concurrently and are not exclusive of any rights or remedies provided by law or at equity.

         19. WAIVERS AND AMENDMENTS; SUCCESSORS AND ASSIGNS. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the Borrower and the Agent; PROVIDED, that any provision of this Agreement may be waived by the Agent in accordance with the Credit Agreement in a written letter or agreement executed by the Agent or by facsimile transmission from the Agent. Any amendment, modification or supplement of or to any provision of this Agreement, any termination or waiver of any provision of this Agreement and any consent to any departure by the Borrower from the terms of any provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which made or given. No notice to or demand upon the Borrower in any instance hereunder shall entitle the Borrower to any other or further notice or demand in similar or other circumstances. This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Agent and the other Secured Parties and their respective successors, transferees and assigns; PROVIDED, that the Borrower may not assign its rights and obligations hereunder without the prior written consent of the Agent and each Lender, the Issuer and the Swing Line Lender.

         20. HEADINGS. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         21. GOVERNING LAW THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND

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

CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

         22. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. THE BORROWER AND THE AGENT HEREBY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE COLLATERAL, OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF OR THEREOF, OR ANY OTHER CLAIM OR DISPUTE HOWSOEVER ARISING, BETWEEN THE BORROWER AND THE AGENT. THE BORROWER HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, OF ANY FEDERAL COURT, IN EACH CASE LOCATED IN NEW YORK COUNTY AND ANY APPELLATE COURT THEREFROM, IN CONNECTION WITH ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY DOCUMENT OR INSTRUMENT DELIVERED PURSUANT TO THIS AGREEMENT OR THE COLLATERAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT THE AGENT OR ANY OTHER SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR THE COLLATERAL AGAINST THE BORROWER IN THE COURTS OF ANY JURISDICTION. THE BORROWER HEREBY WAIVES THE DEFENSES OF FORUM NON CONVENIENT AND IMPROPER VENUE.

         20. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute one and the same Agreement.

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


                  IN EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Agreement to be duly executed on its behalf.


                                          TELXON CORPORATION


                                          By:  /s/ Gerald J. Gabriel
                                             --------------------------
                                          Name:  Gerald J. Gabriel
                                          Title:  Senior Vice President


                                          THE BANK OF NEW YORK,
                                          AS AGENT FOR THE SECURED PARTIES


                                          By:  /s/ Robert Joyce
                                              -------------------------
                                          Name:  Robert Joyce
                                          Title:  Vice President

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